Exhibit 99.1

AgeX Therapeutics Reports Second Quarter 2020 Financial Results and Provides Business Update

ALAMEDA, Calif.--(BUSINESS WIRE)--August 14, 2020--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported financial and operating results for the second quarter ended June 30, 2020.

AgeX made strides with respect to its newly established licensing and collaboration model, which aims to embed its technology platforms across the cell therapy industry. AgeX has entered into a research license for the use of its immunotolerance UniverCyteTM technology by Sernova Corp. (“Sernova”), a publicly-listed Canadian regenerative medicine therapeutics company. It also entered a Manufacturing, Marketing, and Distribution Agreement with Pluristyx, Inc. (“Pluristyx”), an advanced therapy tools and services company serving customers in the fields of regenerative medicine and cellular and gene therapies. In addition, AgeX signed a letter of intent with ImStem Biotechnology (“ImStem”), for ImStem to utilize AgeX’s ESI-brand pluripotent stem cells to derive a cell therapy product for potential use in the treatment of COVID-19 and as well acute respiratory distress syndrome (ARDS) from non-COVID-19 causes.

“We are working diligently to position our subsidiary Reverse Bioengineering to optimize the potential of induced tissue regeneration (iTR) technology,” said Michael West, CEO of AgeX. “We believe this technology offers a powerful new modality to treat age-related degenerative diseases by reversing developmental aging in a tissue, thereby unlocking an innate capacity of tissues to regenerate scarlessly.”

AgeX completed its restructuring to streamline its operations to allow efficient usage of capital in the current pandemic environment as well to meet near-term strategic company priorities of deriving value and generating preclinical and ultimately clinical data from our technology platforms through external licensing and collaboration agreements. In the longer-term, AgeX remains committed to in-house product development of AgeX-BAT1 and AgeX-VASC1. AgeX is considering options to bring capital into the company.

“AgeX has made excellent progress in terms of its collaboration and licensing model, closing five deals since the beginning of the year so far,” said Greg Bailey M.D., Chairman of AgeX. “The deals have spanned all three of our technology platforms of UniverCyte for the generation of universal cells, PureStem for the derivation and manufacturing of therapeutic cells, and AgeX ESI pluripotent stem cells to act as a source material for cellular therapies. All these deals show the value industry and academia see in our offerings.”

Q2 Highlights

  AgeX entered into a research license with Sernova Corp. in which Sernova will utilize AgeX’s UniverCyteTM gene technology to generate immune-protected universal therapeutic cells for use in combination with Sernova’s Cell PouchTM for the treatment of type I diabetes and hemophilia A. The goal is to eliminate the need for immunosuppressive medications following cellular transplantation. Sernova has been granted a time-limited, non-exclusive research license by AgeX. A commercial license for Sernova to utilize UniverCyte for therapeutic and commercial purposes may be negotiated pending successful study outcomes. UniverCyte uses a proprietary, novel, modified form of HLA-G, a potent immunomodulatory molecule, which protects an unborn child from their mother’s immune system. In almost all human cells, native HLA-G expression is silenced after birth. AgeX’s modified HLA-G shows evidence of being resistant to this silencing, hence potentially allowing for long-term, stable and high expression. Sernova is a Canadian regenerative medicine therapeutics company.
  AgeX and ImStem Biotechnology, Inc. signed a non-binding letter of intent for ImStem to obtain from AgeX a non-exclusive license to use AgeX’s embryonic stem cell line ESI 053 to derive ImStem’s investigational mesenchymal stem cell (MSC) product IMS001 for development in COVID-19 as well as ARDS due to other causes. AgeX and ImStem are cooperating to finalize financial terms and other provisions of a license agreement. ImStem has previously used AgeX ESI 053 to derive its IMS001 product. Earlier this year, the U.S. Food and Drug Administration (FDA) cleared IMS001 to begin a Phase 1 clinical study in patients with multiple sclerosis. This is believed to be the first MSC product derived from human embryonic stem cells to be accepted for a clinical trial by the FDA. ImStem is a biopharmaceutical company developing human embryonic stem cell-derived mesenchymal stem cells.
  AgeX entered into a Manufacturing, Marketing and Distribution Agreement with Pluristyx, Inc. under which Pluristyx will perform certain services to manufacture, market and distribute on AgeX’s behalf, research-grade and clinical-grade AgeX ESI brand human pluripotent stem cells for therapeutic applications. This agreement allows industry and academia access to current Good Manufacturing Practice (cGMP)-grade, National Institutes of Health (NIH)-registered AgeX ESI cell lines. AgeX ESI cells are among only a few pluripotent stem cell lines from which derived cell therapy candidates have been granted FDA investigational new drug (IND) clearance to begin human trials. Academic and biopharma organizations will need to obtain separate commercial licenses from AgeX in order to advance their cellular product candidates generated from AgeX ESI cell lines into human clinical trials and commercialization. Pluristyx is an advanced therapy tools and services company serving customers in the fields of regenerative medicine and cellular and gene therapies.

Liquidity and Capital Resources

AgeX is in need of additional capital to finance its operations. On March 30, 2020, AgeX entered into a Secured Convertible Facility Agreement (the “New Loan Agreement”) with Juvenescence Limited pursuant to which AgeX may borrow funds from time to time. As of August 14, 2020, AgeX has borrowed $3.5 million and may draw additional funds from time to time subject to Juvenescence’s discretion, prior to the contractual repayment date on March 30, 2023. AgeX may not draw down more than $1.0 million in any single draw. More information about the New Loan Agreement can be found in AgeX’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 filed with the Securities and Exchange Commission on March 30, 2020, May 14, 2020, and August 14, 2020 respectively.

On April 13, 2020, AgeX obtained a loan in the amount of $432,952 from Axos Bank under the Paycheck Protection Program (the “PPP Loan”). The PPP Loan bears interest at a rate of 1% per annum. No payments will be due on the PPP Loan during a six month deferral period commencing on the date of the promissory note. Commencing one month after the expiration of the deferral period, and continuing on the same day of each month thereafter until the maturity date of the PPP Loan, monthly payments of principal and interest will be due, in an amount required to fully amortize the principal amount outstanding on the PPP Loan by the maturity date. The maturity date is April 13, 2022. The principal amount of the PPP Loan is subject to forgiveness under the Paycheck Protection Program (“PPP”) to the extent that PPP Loan proceeds are used to pay expense permitted by the PPP, including payroll, rent, and utilities (collectively, “Qualifying Expenses”), during the time frame permitted by the PPP. AgeX believes that it has used the PPP Loan amount for Qualifying Expenses. However, no assurance is provided that AgeX will obtain forgiveness of the PPP Loan in whole or in part.

Staff Reductions

In May 2020, AgeX laid off 11 research and development personnel and consequently paid approximately $105,000 in accrued payroll and unused paid time off and other benefits and recognized approximately $194,800 in restructuring charges in connection with the reduction in staffing, consisting of contractual severance and other employee termination benefits, substantially all of which have been settled in cash. The staff reductions followed AgeX’s strategic review of its operations, giving consideration to the status of its product development programs, human resources, capital needs and resources, and current conditions in the capital markets resulting from the COVID-19 pandemic.

Going Concern Considerations

As required under Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern (ASC 205-40), AgeX evaluates whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date its financial statements are issued. Based on AgeX’s most recent projected cash flows, and considering that loans from Juvenescence under the New Loan Agreement will be subject to Juvenescence’s discretion, AgeX believes that its cash and cash equivalents, the remaining $5.5 million available under the New Loan Agreement and reduction in staff in May 2020 would not be sufficient to satisfy its anticipated operating and other funding requirements for the twelve months following the filing of AgeX’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020. These factors raise substantial doubt regarding the ability of AgeX to continue as a going concern.

Second Quarter 2020 Operating Results

Revenues: Total revenues for the second quarter of 2020 were $414,000 as compared with $380,000 for the second quarter of 2019. AgeX revenues are primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. Revenues in 2020 also included approximately $36,000 of allowable expenses under its research grant from the NIH as compared with $47,000 in the same period in 2019.

Operating expenses: Operating expenses for the three months ended June 30, 2020 were $3.0 million as compared to $3.8 million for the same period in 2019. On an as-adjusted basis, operating expenses for the three months ended June 30, 2020 were $2.5 million as compared to $3.1 million for the same period in 2019.

The reconciliation between GAAP and non-GAAP operating expenses is provided in the financial tables included with this earnings release.

Research and development expenses decreased by $0.3 million to $1.4 million during the three months ended June 30, 2020 from $1.7 million during the same period in 2019. The decrease was primarily attributable to the layoff of 11 research and development personnel in May 2020 and decrease in shared services from Lineage Cell Therapeutics, Inc. (“Lineage”) with the termination of our Shared Facilities and Services Agreement on September 30, 2019.

General and administrative expenses decreased by $0.4 million to $1.7 million during the three months ended June 30, 2020 from $2.1 million during the same period in 2019 despite an increase in head count with the employment of AgeX’s own finance team since October 1, 2019. These increases were offset by a decrease in travel and related expenses with the shelter in place mandates since March 15, 2020 resulting from the COVID-19 pandemic, and the elimination of shared facilities and services fees from Lineage following the termination of the Shared Facilities and Services Agreement on September 30, 2019.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX’s core product pipeline is intended to extend human healthspan. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. In addition, with respect to AgeX’s Manufacturing, Marketing and Distribution Agreement with Pluristyx there is no assurance that (i) Pluristyx will generate significant sales of AgeX ESI hESC lines, or (ii) AgeX will derive significant revenue from sales of ESI hESC lines by Pluristyx. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,033	$2,352
Accounts and grants receivable, net	235	363
Prepaid expenses and other current assets	836	1,339
Total current assets	2,104	4,054

Property and equipment, net	681	1,126
Deposits and other long-term assets	100	111
Intangible assets, net	1,872	2,151
TOTAL ASSETS	$4,757	$7,442

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,771	$1,582
Loan due to Juvenescence, net of debt issuance cost, current portion	1,821	-
Related party payables, net	142	64
Deferred revenues	328	283
Right-of-use lease liability	218	428
Paycheck Protection Program Loan	434	-
Insurance premium liability and other current liabilities	433	940
Total current liabilities	5,147	3,297

Loan due to Juvenescence, net of debt issuance cost, net of current portion	1,732	1,528
TOTAL LIABILITIES	6,879	4,825

Commitments and contingencies (Note 9)

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of June 30, 2020 and December 31, 2019	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,658 and 37,649 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	89,555	88,353
Accumulated other comprehensive income	81	69
Accumulated deficit	(92,084)	(86,208)
AgeX Therapeutics, Inc. stockholders’ equity (deficit)	(2,444)	2,218
Noncontrolling interest	322	399
Total stockholders’ equity (deficit)	(2,122)	2,617
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$4,757	$7,442

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES:
Subscription and advertisement revenues	$298	$275	$636	$620
Grant revenues	36	47	122	62
Other revenues	80	58	171	86
Total revenues	414	380	929	768

Cost of sales	(36)	(53)	(70)	(116)

Gross profit	378	327	859	652

OPERATING EXPENSES:
Research and development	1,350	1,650	2,953	2,988
General and administrative	1,653	2,119	3,726	4,228
Total operating expenses	3,003	3,769	6,679	7,216

Loss from operations	(2,625)	(3,442)	(5,820)	(6,564)

OTHER INCOME/(EXPENSES):
Interest income (expense), net	(87)	33	(139)	45
Other income (expense), net	(19)	257	6	229
Total other income (expense), net	(106)	290	(133)	274

NET LOSS BEFORE INCOME TAXES	(2,731)	(3,152)	(5,953)	(6,290)
Income tax provision	-	(3)	-	(76)

NET LOSS	(2,731)	(3,155)	(5,953)	(6,366)
Net loss attributable to noncontrolling interest	42	66	77	144

NET LOSS ATTRIBUTABLE TO AGEX	$(2,689)	$(3,089)	$(5,876)	$(6,222)

NET LOSS PER COMMON SHARE:
BASIC AND DILUTED	$(0.07)	$(0.08)	$(0.16)	$(0.17)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	37,657	37,630	37,654	36,891

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(5,876)	$(6,222)
Net loss attributable to noncontrolling interest	(77)	(144)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	-	(277)
Depreciation expense	247	22
Amortization of intangible assets	279	279
Amortization of right-of-use asset	209	99
Amortization of debt issuance cost	130	-
Stock-based compensation	519	996
Foreign currency remeasurement gain (loss) and other	44	49
Changes in operating assets and liabilities:
Accounts and grants receivable, net	103	(77)
Prepaid expenses and other current assets	511	359
Accounts payable and accrued liabilities	186	121
Related party payables	78	(71)
Insurance premium liability	(473)	(448)
Deferred revenues and other liabilities	(188)	(63)
Net cash used in operating activities	(4,308)	(5,377)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	-	277
Security deposit paid	-	(77)
Purchase of equipment and other	(8)	(109)
Net cash provided by (used in) investing activities	(8)	91

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	-	4,500
Draw down on loan facility from Juvenescence	2,700	-
Proceeds from Paycheck Protection Program Loan	433	-
Payment of debt related costs	(126)	-
Repayment of financing lease liability	(15)	(9)
Net cash provided by financing activities	2,992	4,491

Effect of exchange rate changes on cash and cash equivalents	5	1

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,319)	(794)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	2,452	6,707
At end of the period	$1,133	$5,913

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

Furthermore, management uses these non-GAAP financial measures in the aggregate and on an entity basis to establish budgets and operational goals, to manage AgeX’s business and to evaluate its performance and its programs in clinical development.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measure
Adjusted Operating Expenses

	Amounts In Thousands and Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
GAAP Operating Expenses - as reported	$ 3,003	3,769	$ 6,679	$ 7,216
Stock-based compensation expense (1)	(259)	(515)	(519)	(996)
Depreciation and amortization expense (1)	(263)	(152)	(526)	(301)
Non-GAAP Operating Expenses, as adjusted	$ 2,481	$ 3,102	$ 5,634	$ 5,919

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (2)	$ 2,410	$ 3,176	$ 5,506	$ 6,036
LifeMap Sciences, Inc. and subsidiary (3)	593	593	1,173	1,180
GAAP Operating Expenses - by entity	$ 3,003	$ 3,769	$ 6,679	$ 7,216

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$ 2,001	$ 2,624	$ 4,689	$ 4,969
LifeMap Sciences, Inc. and subsidiary	480	478	945	950
Non-GAAP Operating Expenses - as adjusted, by entity	$ 2,481	$ 3,102	$ 5,634	$ 5,919

(1)	Noncash charges
(2)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(3)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Contact for AgeX:
Andrea Park
apark@agexinc.com
(510) 671-8620